Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS FISCAL 2018 SECOND QUARTER RESULTS

Increases in Gross Margin Percentage, Contracts per Community and Lots Controlled

Lower Community Count Continues to Challenge Results

Solus Litigation Dismissed and Concluded Favorably for Hovnanian

Company Optimistic about Continued Growth in Controlled Lots and the Future

MATAWAN, NJ, June 7, 2018 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its fiscal second quarter and six months ended April 30, 2018.

“We are encouraged that the number of consolidated lots controlled increased year-over-year for the second consecutive quarter. In order to drive future growth in revenues and profitability, we continue to focus on growing our community count through increased investments in land and land development,” stated Ara K. Hovnanian, Chairman of the Board, President and Chief Executive Officer. “As expected, our operating results for the second quarter of fiscal 2018 improved sequentially. Additionally, our gross margin percentage and contracts per community, including unconsolidated joint ventures, continued to exhibit signs of strength, which was evident in year-over-year improvements for both metrics. Throughout the spring selling season, most of our communities experienced solid traffic and robust demand for new homes. We reported 11.2 contracts per community for the second quarter of fiscal 2018, which is the highest level of contracts per community we have reported for any quarter since the fourth quarter of 2005.”

Commenting on the successful resolution of the litigation matter involving Solus Alternative Asset Management LP (“Solus”), J. Larry Sorsby Executive Vice President and Chief Financial Officer, said, “We are pleased that last week the lawsuit filed by Solus with respect to our financing transaction with GSO was dismissed, which concludes this matter on favorable terms for us. All of the benefits to our company provided in our GSO financing commitments remain completely intact.”

“Provided there are no adverse changes in current market conditions, we expect further improvements in our operations resulting in solid profitability during the fourth quarter of fiscal 2018. Revenue growth from continued investments in new communities will allow us to leverage our total SG&A and interest costs, which we expect will lead to higher levels of profitability in future years. Furthermore, an improving economic backdrop, coupled with positive demographic trends, should result in more normalized levels of activity in the national housing market,” concluded Mr. Hovnanian.

RESULTS FOR THE THREE-MONTH AND SIX-MONTH PERIODS ENDED APRIL 30, 2018:

●

Total revenues decreased 14.2% to $502.5 million in the second quarter of fiscal 2018, compared with $585.9 million in the second quarter of fiscal 2017. For the six months ended April 30, 2018, total revenues decreased 19.2% to $919.7 million compared with $1.14 billion in the first half of the prior year.

●

Homebuilding revenues for unconsolidated joint ventures increased 12.0% to $96.9 million for the second quarter ended April 30, 2018, compared with $86.6 million in last year’s second quarter. During the first six months of fiscal 2018, homebuilding revenues for unconsolidated joint ventures increased 2.6% to $155.5 million compared with $151.5 million in the same period of the previous year.

●

Homebuilding gross margin percentage, after cost of sales interest expense and land charges, was 13.8% for the second quarter of fiscal 2018 compared with 12.6% in the prior year’s second quarter. For the six months ended April 30, 2018, homebuilding gross margin percentage, after cost of sales interest expense and land charges, improved to 14.3% compared with 13.0% in the first half of last year.

●

Homebuilding gross margin percentage, before cost of sales interest expense and land charges, improved 120 basis points to 17.7% for the second quarter of fiscal 2018 compared with 16.5% in the same quarter one year ago. During the first six months of fiscal 2018, homebuilding gross margin percentage, before cost of sales interest expense and land charges, improved 100 basis points to 17.8% compared with 16.8% in the same period of the previous year.

●

Total SG&A was $61.7 million, or 12.3% of total revenues, in the second quarter of fiscal 2018 compared with $61.5 million, or 10.5% of total revenues, in the second quarter of fiscal 2017. For the first half of fiscal 2018, total SG&A was $124.1 million, or 13.5% of total revenues, compared with $121.6 million, or 10.7% of total revenues, in the first half of the prior fiscal year.

●

Interest incurred (some of which was expensed and some of which was capitalized) was $40.0 million for the second quarter of fiscal 2018 compared with $39.2 million in the same quarter one year ago. For the six months ended April 30, 2018, interest incurred (some of which was expensed and some of which was capitalized) was $81.2 million compared with $77.9 million during the same six-month period last year.

●

Total interest expense was $45.5 million in the second quarter of fiscal 2018 compared with $42.6 million in the second quarter of fiscal 2017. Total interest expense was $86.9 million for the first half of fiscal 2018 compared with $83.6 million for the same period of the prior year.

●

Loss before income taxes for the quarter ended April 30, 2018 was $9.6 million compared to loss before income taxes of $7.7 million during the second quarter of fiscal 2017. For the first half of fiscal 2018, the loss before income taxes was $40.0 million compared with loss of $7.4 million during the first six months of fiscal 2017.

●

Loss before income taxes, excluding land-related charges, joint venture write-downs and loss (gain) on extinguishment of debt, was $5.5 million during the second quarter of both fiscal 2018 and fiscal 2017. For the first half of fiscal 2018, the loss before income taxes, excluding land-related charges, joint venture write-downs and loss (gain) on extinguishment of debt, was $34.9 million compared with $9.6 million during the first six months of fiscal 2017.

●

Net loss was $9.8 million, or $0.07 per common share, in the second quarter of fiscal 2018 compared with a net loss of $6.7 million, or $0.05 per common share, during the same quarter a year ago. For the six months ended April 30, 2018, the net loss was $40.6 million, or $0.27 per common share, compared with a net loss of $6.8 million, or $0.05 per common share, in the first half of fiscal 2017.

●

Contracts per community, including unconsolidated joint ventures, increased 8.7% to 11.2 contracts per community for the quarter ended April 30, 2018 compared with 10.3 contracts per community, including unconsolidated joint ventures, in last year’s second quarter. Consolidated contracts per community decreased 2.8% to 10.6 contracts per community for the second quarter of fiscal 2018 compared with 10.9 contracts per community in the second quarter of fiscal 2017.

●	For May 2018, contracts per community, including unconsolidated joint ventures, increased 5.9% to 3.6 contracts per community compared to 3.4 contracts per community for the same month one year ago.

●

As of the end of the second quarter of fiscal 2018, community count, including unconsolidated joint ventures, was 153 communities, a 10.0% year-over-year decrease from 170 communities at April 30, 2017. Consolidated community count decreased 9.6% to 132 communities as of April 30, 2018 from 146 communities at the end of the prior year’s second quarter.

●

The number of contracts, including unconsolidated joint ventures, for the second quarter ended April 30, 2018, decreased 2.4% to 1,706 homes from 1,748 homes for the same quarter last year. The number of consolidated contracts decreased 11.7% to 1,404 homes, during the second quarter of fiscal 2018, compared with 1,590 homes during the second quarter of 2017.

●

During the first half of fiscal 2018, the number of contracts, including unconsolidated joint ventures, was 2,956 homes, a decrease of 3.4% from 3,060 homes during the first six months of fiscal 2017. The number of consolidated contracts decreased 12.0% to 2,431 homes, during the six-month period ended April 30, 2018, compared with 2,763 homes in the same period of the previous year.

●

The dollar value of contract backlog, including unconsolidated joint ventures, as of April 30, 2018, was $1.34 billion, an increase of 5.6% compared with $1.27 billion as of April 30, 2017. The dollar value of consolidated contract backlog, as of April 30, 2018, decreased 17.6% to $900.7 million compared with $1.09 billion as of April 30, 2017.

●

For the quarter ended April 30, 2018, deliveries, including unconsolidated joint ventures, decreased 4.9% to 1,423 homes compared with 1,497 homes during the second quarter of fiscal 2017. Consolidated deliveries were 1,215 homes for the second quarter of fiscal 2018, a 10.5% decrease compared with 1,358 homes during the same quarter a year ago.

●

For the six months ended April 30, 2018, deliveries, including unconsolidated joint ventures, decreased 11.4% to 2,564, homes compared with 2,895 homes in the first half of the prior year. Consolidated deliveries were 2,240 homes in the first half of fiscal 2018, a 15.4% decrease compared with 2,648 homes in the same period in fiscal 2017.

●

The contract cancellation rate, including unconsolidated joint ventures, was 17% in the second quarter of fiscal 2018 compared with 19% during the second quarter of fiscal 2017. The consolidated contract cancellation rate for the three months ended April 30, 2018 was 17%, compared with 18% in the second quarter of the prior year.

●

The valuation allowance was $661.8 million as of April 30, 2018. The valuation allowance is a non-cash reserve against the Company’s tax assets for GAAP purposes. For tax purposes, the tax deductions associated with the tax assets may be carried forward for 20 years from the date the deductions were incurred.

Liquidity AND Inventory as of April 30, 2018:

●	Total liquidity at the end of the second quarter of fiscal 2018 was $274.0 million.

●	In the second quarter of fiscal 2018, approximately 2,000 lots were put under option or acquired in 27 communities, including unconsolidated joint ventures.

●

Consolidated lots controlled increased year-over-year to 26,537, as of April 30, 2018, from 26,103 lots at April 30, 2017. The total consolidated land position, as of April 30, 2018, was 26,537 lots, consisting of 13,949 lots under option and 12,588 owned lots.

Recent Financing Transaction:

●

On May 31, 2018, the lawsuit filed by Solus with respect to our financing transactions with GSO Capital Partners LP, Blackstone’s credit platform, and certain funds managed or advised by it (collectively the “GSO Entities”) was dismissed. As part of the case resolution, K. Hovnanian paid the overdue interest on the 8.0% Senior Notes due 2019 held by a subsidiary.  The case resolution does not involve any settlement payment or admission of wrongdoing by any of the Hovnanian-related parties.

●

In May 2018, the Company drew down approximately $70.0 million on the delayed draw portion of the 5% unsecured term loan maturing in 2027 from the GSO Entities to redeem all outstanding 8% senior notes due 2019 other than the $26 million held by a Hovnanian subsidiary. The aggregate principal amount of the 8% senior notes redeemed was approximately $65.7 million.

●

The financing commitments agreed upon previously with GSO, which include a $125 million senior secured revolver/term loan and a $25 million tack-on to our 10.5% senior secured notes due 2024, all remain intact.

Webcast Information:

Hovnanian Enterprises will webcast its fiscal 2018 second quarter financial results conference call at 11:00 a.m. E.T. on Thursday, June 7, 2018. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ website at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Past Events” section of the Investor Relations page on the Hovnanian website at http://www.khov.com. The archive will be available for 12 months.

About Hovnanian Enterprises®, Inc.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Matawan, New Jersey and, through its subsidiaries, is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia. The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes, Brighton Homes® and Parkwood Builders. Additionally, the Company’s subsidiaries, as developers of K. Hovnanian’s® Four Seasons communities, make the Company one of the nation’s largest builders of active lifestyle communities.

Additional information on Hovnanian Enterprises, Inc., including a summary investment profile and the Company’s 2017 annual report, can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail list, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense and income taxes (“EBIT”) and before depreciation and amortization (“EBITDA”) and before inventory impairment loss and land option write-offs and loss (gain) on extinguishment of debt (“Adjusted EBITDA”) are not U.S. generally accepted accounting principles (GAAP) financial measures. The most directly comparable GAAP financial measure is net (loss). The reconciliation for historical periods of EBIT, EBITDA and Adjusted EBITDA to net (loss) is presented in a table attached to this earnings release.

Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively. The reconciliation for historical periods of homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, to homebuilding gross margin and homebuilding gross margin percentage, respectively, is presented in a table attached to this earnings release.

(Loss) Before Income Taxes Excluding Land-Related Charges, Joint Venture Write-Downs and Loss (Gain) on Extinguishment of Debt is a non-GAAP financial measure. The most directly comparable GAAP financial measure is (Loss) Income Before Income Taxes. The reconciliation for historical periods of (Loss) Before Income Taxes Excluding Land-Related Charges, Joint Venture Write-Downs and Loss (Gain) on Extinguishment of Debt to (Loss) Income Before Income Taxes is presented in a table attached to this earnings release.

Total liquidity is comprised of $248.8 million of cash and cash equivalents, $13.8 million of restricted cash required to collateralize a performance bond and letters of credit and $11.4 million of availability under the unsecured revolving credit facility as of April 30, 2018.

FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “Forward-Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements include but are not limited to statements related to the Company’s goals and expectations with respect to its financial results for future financial periods. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of a sustained homebuilding downturn; (2) adverse weather and other environmental conditions and natural disasters; (3) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (4) the Company's sources of liquidity; (5) changes in credit ratings; (6) changes in market conditions and seasonality of the Company’s business; (7) the availability and cost of suitable land and improved lots; (8) shortages in, and price fluctuations of, raw materials and labor; (9) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (10) fluctuations in interest rates and the availability of mortgage financing; (11) changes in tax laws affecting the after-tax costs of owning a home; (12) operations through joint ventures with third parties; (13) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (14) product liability litigation, warranty claims and claims made by mortgage investors; (15) levels of competition; (16) availability and terms of financing to the Company; (17) successful identification and integration of acquisitions; (18) significant influence of the Company’s controlling stockholders; (19) availability of net operating loss carryforwards; (20) utility shortages and outages or rate fluctuations; (21) geopolitical risks, terrorist acts and other acts of war; (22) increases in cancellations of agreements of sale; (23) loss of key management personnel or failure to attract qualified personnel; (24) information technology failures and data security breaches; (25) legal claims brought against us and not resolved in our favor; and (26) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2017 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

(Financial Tables Follow)

Hovnanian Enterprises, Inc.

April 30, 2018

Statements of Consolidated Operations

(Dollars in Thousands, Except Per Share Data)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2018	2017	2018	2017
	(Unaudited)		(Unaudited)
Total Revenues	$502,544	$585,935	$919,710	$1,137,944
Costs and Expenses (a)	512,025	588,830	954,486	1,146,496
(Loss) Gain on Extinguishment of Debt	(1,440)	(242)	(1,440)	7,404
Income (Loss) from Unconsolidated Joint Ventures	1,343	(4,562)	(3,833)	(6,228)
Loss Before Income Taxes	(9,578)	(7,699)	(40,049)	(7,376)
Income Tax Provision (Benefit)	245	(1,017)	583	(551)
Net (Loss)	$(9,823)	$(6,682)	$(40,632)	$(6,825)

Per Share Data:
Basic:
Net (Loss) Per Common Share	$(0.07)	$(0.05)	$(0.27)	$(0.05)
Weighted Average Number of Common Shares Outstanding (b)	148,435	147,558	148,228	147,556
Assuming Dilution:
Net (Loss) Per Common Share	$(0.07)	$(0.05)	$(0.27)	$(0.05)
Weighted Average Number of Common Shares Outstanding (b)	148,435	147,558	148,228	147,556

(a)	Includes inventory impairment loss and land option write-offs.
(b)	For periods with a net (loss), basic shares are used in accordance with GAAP rules.

Hovnanian Enterprises, Inc.

April 30, 2018

Reconciliation of (Loss) Before Income Taxes Excluding Land-Related Charges, Joint Venture Write-Downs and Loss (Gain) on Extinguishment of Debt to (Loss) Before Income Taxes

(Dollars in Thousands)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2018	2017	2018	2017
	(Unaudited)		(Unaudited)
(Loss) Before Income Taxes	$(9,578)	$(7,699)	$(40,049)	$(7,376)
Inventory Impairment Loss and Land Option Write-Offs	2,673	1,953	3,087	5,137
Unconsolidated Joint Venture Investment Write-Downs	-	-	660	-
Loss (Gain) on Extinguishment of Debt	1,440	242	1,440	(7,404)
(Loss) Before Income Taxes Excluding Land-Related Charges, Joint Venture Write-Downs and Loss (Gain) on Extinguishment of Debt (a)	$(5,465)	$(5,504)	$(34,862)	$(9,643)

(a) (Loss) Before Income Taxes Excluding Land-Related Charges, Joint Venture Write-Downs and Loss (Gain) on Extinguishment of Debt is a non-GAAP financial measure. The most directly comparable GAAP financial measure is (Loss) Before Income Taxes.

Hovnanian Enterprises, Inc.

April 30, 2018

Gross Margin

(Dollars in Thousands)

	Homebuilding Gross Margin		Homebuilding Gross Margin
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2018	2017	2018	2017
	(Unaudited)		(Unaudited)
Sale of Homes	$468,117	$567,553	$869,694	$1,098,968
Cost of Sales, Excluding Interest Expense (a)	385,302	473,980	714,829	913,897
Homebuilding Gross Margin, Before Cost of Sales Interest Expense and Land Charges (b)	82,815	93,573	154,865	185,071
Cost of Sales Interest Expense, Excluding Land Sales Interest Expense	15,309	20,313	27,601	36,887
Homebuilding Gross Margin, After Cost of Sales Interest Expense, Before Land Charges (b)	67,506	73,260	127,264	148,184
Land Charges	2,673	1,953	3,087	5,137
Homebuilding Gross Margin	$64,833	$71,307	$124,177	$143,047

Gross Margin Percentage	13.8%	12.6%	14.3%	13.0%
Gross Margin Percentage, Before Cost of Sales Interest Expense and Land Charges (b)	17.7%	16.5%	17.8%	16.8%
Gross Margin Percentage, After Cost of Sales Interest Expense, Before Land Charges (b)	14.4%	12.9%	14.6%	13.5%

	Land Sales Gross Margin		Land Sales Gross Margin
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2018	2017	2018	2017
	(Unaudited)		(Unaudited)
Land and Lot Sales	$20,505	$2,711	$20,505	$9,712
Cost of Sales, Excluding Interest and Land Charges (a)	7,710	1,460	7,710	6,570
Land and Lot Sales Gross Margin, Excluding Interest and Land Charges	12,795	1,251	12,795	3,142
Land and Lot Sales Interest	4,055	24	4,055	1,772
Land and Lot Sales Gross Margin, Including Interest and Excluding Land Charges	$8,740	$1,227	$8,740	$1,370

(a) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Condensed Consolidated Statements of Operations.

(b) Homebuilding Gross Margin, Before Cost of Sales Interest Expense and Land Charges, and Homebuilding Gross Margin Percentage, before Cost of Sales Interest Expense and Land Charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are Homebuilding Gross Margin and Homebuilding Gross Margin Percentage, respectively.

Hovnanian Enterprises, Inc.
April 30, 2018
Reconciliation of Adjusted EBITDA to Net (Loss)
(Dollars in Thousands)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2018	2017	2018	2017
	(Unaudited)		(Unaudited)
Net (Loss)	$(9,823)	$(6,682)	$(40,632)	$(6,825)
Income Tax Provision (Benefit)	245	(1,017)	583	(551)
Interest Expense	45,452	42,634	86,875	83,583
EBIT (a)	35,874	34,935	46,826	76,207
Depreciation	719	1,071	1,509	2,083
Amortization of Debt Costs	-	-	-	1,632
EBITDA (b)	36,593	36,006	48,335	79,922
Inventory Impairment Loss and Land Option Write-offs	2,673	1,953	3,087	5,137
Loss (Gain) on Extinguishment of Debt	1,440	242	1,440	(7,404)
Adjusted EBITDA (c)	$40,706	$38,201	$52,862	$77,655

Interest Incurred	$40,014	$39,156	$81,179	$77,855

Adjusted EBITDA to Interest Incurred	1.02	0.98	0.65	1.00

(a) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net (loss). EBIT represents earnings before interest expense and income taxes.

(b) EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net (loss). EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(c) Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net (loss). Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization, inventory impairment loss and land option write-offs and loss (gain) on extinguishment of debt.

Hovnanian Enterprises, Inc.
April 30, 2018
Interest Incurred, Expensed and Capitalized
(Dollars in Thousands)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2018	2017	2018	2017
	(Unaudited)		(Unaudited)
Interest Capitalized at Beginning of Period	$70,793	$94,438	$71,051	$96,688
Plus Interest Incurred	40,014	39,156	81,179	77,855
Less Interest Expensed	45,452	42,634	86,875	83,583
Interest Capitalized at End of Period (a)	$65,355	$90,960	$65,355	$90,960

(a) Capitalized interest amounts are shown gross before allocating any portion of impairments, if any, to capitalized interest.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	April 30, 2018	October 31, 2017
	(Unaudited)	(1)
ASSETS
Homebuilding:
Cash and cash equivalents	$248,815	$463,697
Restricted cash and cash equivalents	13,957	2,077
Inventories:
Sold and unsold homes and lots under development	856,620	744,119
Land and land options held for future development or sale	104,518	140,924
Consolidated inventory not owned	78,907	124,784
Total inventories	1,040,045	1,009,827
Investments in and advances to unconsolidated joint ventures	88,344	115,090
Receivables, deposits and notes, net	70,168	58,149
Property, plant and equipment, net	19,944	52,919
Prepaid expenses and other assets	40,529	37,026
Total homebuilding	1,521,802	1,738,785

Financial services cash and cash equivalents	4,960	5,623
Financial services other assets	115,729	156,490
Total assets	$1,642,491	$1,900,898

LIABILITIES AND EQUITY
Homebuilding:
Nonrecourse mortgages secured by inventory, net of debt issuance costs	$70,644	$64,512
Accounts payable and other liabilities	288,120	335,057
Customers’ deposits	30,997	33,772
Nonrecourse mortgages secured by operating properties	-	13,012
Liabilities from inventory not owned, net of debt issuance costs	53,515	91,101
Revolving and term loan credit facilities, net of debt issuance costs	257,129	124,987
Notes payable (net of discount, premium and debt issuance costs) and accrued interest	1,340,246	1,554,687
Total homebuilding	2,040,651	2,217,128

Financial services	99,914	141,914
Income taxes payable	1,902	2,227
Total liabilities	2,142,467	2,361,269

Stockholders’ equity deficit:
Preferred stock, $0.01 par value - authorized 100,000 shares; issued and outstanding 5,600 shares with a liquidation preference of $140,000 at April 30, 2018 and at October 31, 2017	135,299	135,299
Common stock, Class A, $0.01 par value – authorized 400,000,000 shares; issued 144,403,778 shares at April 30, 2018 and 144,046,073 shares at October 31, 2017	1,444	1,440
Common stock, Class B, $0.01 par value (convertible to Class A at time of sale) – authorized 60,000,000 shares; issued 16,162,230 shares at April 30, 2018 and 15,999,355 shares at October 31, 2017	162	160
Paid in capital – common stock	707,487	706,466
Accumulated deficit	(1,229,008)	(1,188,376)
Treasury stock – at cost – 11,760,763 shares of Class A common stock and 691,748 shares of Class B common stock at April 30, 2018 and October 31, 2017	(115,360)	(115,360)
Total stockholders’ equity deficit	(499,976)	(460,371)
Total liabilities and equity	$1,642,491	$1,900,898

(1) Derived from the audited balance sheet as of October 31, 2017

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands Except Per Share Data)

(Unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2018	2017	2018	2017
Revenues:
Homebuilding:
Sale of homes	$468,117	$567,553	$869,694	$1,098,968
Land sales and other revenues	21,373	3,888	26,074	11,633
Total homebuilding	489,490	571,441	895,768	1,110,601
Financial services	13,054	14,494	23,942	27,343
Total revenues	502,544	585,935	919,710	1,137,944

Expenses:
Homebuilding:
Cost of sales, excluding interest	393,012	475,440	722,539	920,467
Cost of sales interest	19,364	20,337	31,656	38,659
Inventory impairment loss and land option write-offs	2,673	1,953	3,087	5,137
Total cost of sales	415,049	497,730	757,282	964,263
Selling, general and administrative	45,544	45,467	88,775	89,875
Total homebuilding expenses	460,593	543,197	846,057	1,054,138

Financial services	8,798	7,360	17,139	14,215
Corporate general and administrative	16,144	16,071	35,279	31,727
Other interest	26,088	22,297	55,219	44,924
Other operations	402	(95)	792	1,492
Total expenses	512,025	588,830	954,486	1,146,496
(Loss) gain on extinguishment of debt	(1,440)	(242)	(1,440)	7,404
Income (loss) from unconsolidated joint ventures	1,343	(4,562)	(3,833)	(6,228)
Loss before income taxes	(9,578)	(7,699)	(40,049)	(7,376)
State and federal income tax provision (benefit):
State	245	2,292	583	2,274
Federal	-	(3,309)	-	(2,825)
Total income taxes	245	(1,017)	583	(551)
Net (loss)	$(9,823)	$(6,682)	$(40,632)	$(6,825)

Per share data:
Basic:
Net (loss) per common share	$(0.07)	$(0.05)	$(0.27)	$(0.05)
Weighted-average number of common shares outstanding	148,435	147,558	148,228	147,556
Assuming dilution:
Net (loss) per common share	$(0.07)	$(0.05)	$(0.27)	$(0.05)
Weighted-average number of common shares outstanding	148,435	147,558	148,228	147,556

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)
(UNAUDITED)

					Three Months - April 30, 2018
		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		April 30,			April 30,			April 30,
		2018	2017	% Change	2018	2017	% Change	2018	2017	% Change
Northeast
(NJ, PA)	Home	26	66	(60.6)%	47	99	(52.5)%	83	150	(44.7)%
	Dollars	$15,278	$29,918	(48.9)%	$23,513	$45,917	(48.8)%	$48,715	$68,650	(29.0)%
	Avg. Price	$587,615	$453,300	29.6%	$500,277	$463,805	7.9%	$586,928	$457,667	28.2%
Mid-Atlantic
(DE, MD, VA, WV)	Home	212	226	(6.2)%	206	202	2.0%	324	440	(26.4)%
	Dollars	$117,399	$123,045	(4.6)%	$104,058	$100,120	3.9%	$199,279	$273,986	(27.3)%
	Avg. Price	$553,766	$544,445	1.7%	$505,139	$495,647	1.9%	$615,059	$622,696	(1.2)%
Midwest
(IL, OH)	Home	220	196	12.2%	143	134	6.7%	484	431	12.3%
	Dollars	$67,308	$61,489	9.5%	$42,816	$41,794	2.4%	$132,360	$126,138	4.9%
	Avg. Price	$305,943	$313,721	(2.5)%	$299,415	$311,896	(4.0)%	$273,472	$292,663	(6.6)%
Southeast
(FL, GA, SC)	Home	154	141	9.2%	158	127	24.4%	276	316	(12.7)%
	Dollars	$62,741	$55,577	12.9%	$60,974	$54,005	12.9%	$115,930	$136,807	(15.3)%
	Avg. Price	$407,404	$394,159	3.4%	$385,908	$425,235	(9.2)%	$420,037	$432,935	(3.0)%
Southwest
(AZ, TX)	Home	587	671	(12.5)%	466	639	(27.1)%	657	749	(12.3)%
	Dollars	$198,487	$227,500	(12.8)%	$158,958	$224,898	(29.3)%	$230,600	$275,870	(16.4)%
	Avg. Price	$338,137	$339,047	(0.3)%	$341,112	$351,954	(3.1)%	$350,989	$368,317	(4.7)%
West
(CA)	Home	205	290	(29.3)%	195	157	24.2%	369	418	(11.7)%
	Dollars	$93,213	$142,522	(34.6)%	$77,798	$100,819	(22.8)%	$173,794	$211,215	(17.7)%
	Avg. Price	$454,697	$491,454	(7.5)%	$398,962	$642,158	(37.9)%	$470,986	$505,299	(6.8)%
Consolidated
Segment Total	Home	1,404	1,590	(11.7)%	1,215	1,358	(10.5)%	2,193	2,504	(12.4)%
	Dollars	$554,426	$640,051	(13.4)%	$468,117	$567,553	(17.5)%	$900,678	$1,092,666	(17.6)%
	Avg. Price	$394,889	$402,547	(1.9)%	$385,281	$417,933	(7.8)%	$410,706	$436,368	(5.9)%
Unconsolidated
Joint Ventures (2)	Home	302	158	91.1%	208	139	49.6%	636	310	105.2%
	Dollars	$178,973	$87,317	105.0%	$96,296	$86,215	11.7%	$436,715	$174,325	150.5%
	Avg. Price	$592,630	$552,641	7.2%	$462,964	$620,248	(25.4)%	$686,659	$562,337	22.1%
Grand
Total	Home	1,706	1,748	(2.4)%	1,423	1,497	(4.9)%	2,829	2,814	0.5%
	Dollars	$733,399	$727,368	0.8%	$564,413	$653,768	(13.7)%	$1,337,393	$1,266,991	5.6%
	Avg. Price	$429,894	$416,114	3.3%	$396,636	$436,719	(9.2)%	$472,744	$450,246	5.0%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income (loss) from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)
(UNAUDITED)

					Six Months - April 30, 2018
		Contracts (1)			Deliveries			Contract
		Six Months Ended			Six Months Ending			Backlog
		April 30,			April 30,			April 30,
		2018	2017	% Change	2018	2017	% Change	2018	2017	% Change
Northeast
(NJ, PA)	Home	72	149	(51.7)%	87	203	(57.1)%	83	150	(44.7)%
	Dollars	$40,641	$67,963	(40.2)%	$43,705	$98,824	(55.8)%	$48,715	$68,650	(29.0)%
	Avg. Price	$564,459	$456,124	23.8%	$502,354	$486,819	3.2%	$586,928	$457,667	28.2%
Mid-Atlantic
(DE, MD, VA, WV)	Home	337	416	(19.0)%	341	406	(16.0)%	324	440	(26.4)%
	Dollars	$180,612	$225,291	(19.8)%	$175,067	$200,279	(12.6)%	$199,279	$273,986	(27.3)%
	Avg. Price	$535,939	$541,564	(1.0)%	$513,393	$493,297	4.1%	$615,059	$622,696	(1.2)%
Midwest
(IL, OH)	Home	385	341	12.9%	283	284	(0.4)%	484	431	12.3%
	Dollars	$116,724	$107,055	9.0%	$83,333	$85,445	(2.5)%	$132,360	$126,138	4.9%
	Avg. Price	$303,179	$313,946	(3.4)%	$294,463	$300,863	(2.1)%	$273,472	$292,663	(6.6)%
Southeast
(FL, GA, SC)	Home	281	249	12.9%	290	265	9.4%	276	316	(12.7)%
	Dollars	$113,196	$102,028	10.9%	$117,648	$110,391	6.6%	$115,930	$136,807	(15.3)%
	Avg. Price	$402,831	$409,750	(1.7)%	$405,682	$416,569	(2.6)%	$420,037	$432,935	(3.0)%
Southwest
(AZ, TX)	Home	998	1,156	(13.7)%	850	1,170	(27.4)%	657	749	(12.3)%
	Dollars	$339,945	$398,384	(14.7)%	$287,162	$408,158	(29.6)%	$230,600	$275,870	(16.4)%
	Avg. Price	$340,626	$344,623	(1.2)%	$337,838	$348,854	(3.2)%	$350,989	$368,317	(4.7)%
West
(CA)	Home	358	452	(20.8)%	389	320	21.6%	369	418	(11.7)%
	Dollars	$162,610	$226,945	(28.3)%	$162,779	$195,871	(16.9)%	$173,794	$211,215	(17.7)%
	Avg. Price	$454,218	$502,090	(9.5)%	$418,454	$612,096	(31.6)%	$470,986	$505,299	(6.8)%
Consolidated
Segment Total	Home	2,431	2,763	(12.0)%	2,240	2,648	(15.4)%	2,193	2,504	(12.4)%
	Dollars	$953,728	$1,127,666	(15.4)%	$869,694	$1,098,968	(20.9)%	$900,678	$1,092,666	(17.6)%
	Avg. Price	$392,319	$408,131	(3.9)%	$388,256	$415,018	(6.4)%	$410,706	$436,368	(5.9)%
Unconsolidated
Joint Ventures (2)	Home	525	297	76.8%	324	247	31.2%	636	310	105.2%
	Dollars	$316,194	$167,617	88.6%	$154,395	$150,856	2.3%	$436,715	$174,325	150.5%
	Avg. Price	$602,276	$564,368	6.7%	$476,529	$610,753	(22.0)%	$686,659	$562,337	22.1%
Grand
Total	Home	2,956	3,060	(3.4)%	2,564	2,895	(11.4)%	2,829	2,814	0.5%
	Dollars	$1,269,922	$1,295,283	(2.0)%	$1,024,089	$1,249,824	(18.1)%	$1,337,393	$1,266,991	5.6%
	Avg. Price	$429,608	$423,295	1.5%	$399,411	$431,718	(7.5)%	$472,744	$450,246	5.0%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income (loss) from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES ONLY)
(UNAUDITED)

					Three Months - April 30, 2018
		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		April 30,			April 30,			April 30,
		2018	2017	% Change	2018	2017	% Change	2018	2017	% Change
Northeast
(unconsolidated joint ventures)	Home	137	27	407.4%	76	6	1,166.7%	302	67	350.7%
(NJ, PA)	Dollars	$82,865	$16,379	405.9%	$29,891	$2,945	914.9%	$239,418	$34,032	603.5%
	Avg. Price	$604,854	$606,630	(0.3)%	$393,298	$490,833	(19.9)%	$792,774	$507,940	56.1%
Mid-Atlantic
(unconsolidated joint ventures)	Home	25	13	92.3%	5	18	(72.2)%	52	42	23.8%
(DE, MD, VA, WV)	Dollars	$20,337	$6,337	220.9%	$4,830	$11,411	(57.7)%	$42,350	$29,252	44.8%
	Avg. Price	$813,480	$487,462	66.9%	$966,000	$633,944	52.4%	$814,422	$696,478	16.9%
Midwest
(unconsolidated joint ventures)	Home	15	17	(11.8)%	14	4	250.0%	31	28	10.7%
(IL, OH)	Dollars	$10,532	$12,765	(17.5)%	$8,905	$2,978	199.1%	$23,413	$20,986	11.6%
	Avg. Price	$702,215	$750,882	(6.5)%	$636,071	$744,514	(14.6)%	$755,280	$749,500	0.8%
Southeast
(unconsolidated joint ventures)	Home	39	40	(2.5)%	48	42	14.3%	95	97	(2.1)%
(FL, GA, SC)	Dollars	$19,635	$16,866	16.4%	$21,217	$19,551	8.5%	$45,834	$48,077	(4.7)%
	Avg. Price	$503,456	$421,650	19.4%	$442,020	$465,497	(5.0)%	$482,465	$495,640	(2.7)%
Southwest
(unconsolidated joint ventures)	Home	44	10	340.0%	29	2	1,350.0%	106	27	292.6%
(AZ, TX)	Dollars	$26,990	$7,124	278.9%	$16,357	$1,353	1,109.0%	$63,429	$18,914	235.3%
	Avg. Price	$613,412	$712,400	(13.9)%	$564,034	$676,282	(16.6)%	$598,385	$700,519	(14.6)%
West
(unconsolidated joint ventures)	Home	42	51	(17.6)%	36	67	(46.3)%	50	49	2.0%
(CA)	Dollars	$18,614	$27,846	(33.2)%	$15,096	$47,977	(68.5)%	$22,271	$23,064	(3.4)%
	Avg. Price	$443,190	$546,000	(18.8)%	$419,333	$716,060	(41.4)%	$445,418	$470,694	(5.4)%
Unconsolidated Joint Ventures (2)
	Home	302	158	91.1%	208	139	49.6%	636	310	105.2%
	Dollars	$178,973	$87,317	105.0%	$96,296	$86,215	11.7%	$436,715	$174,325	150.5%
	Avg. Price	$592,630	$552,641	7.2%	$462,964	$620,248	(25.4)%	$686,659	$562,337	22.1%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income (loss) from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES ONLY)
(UNAUDITED)

					Six Months - April 30, 2018
		Contracts (1)			Deliveries			Contract
		Six Months Ended			Six Months Ended			Backlog
		April 30,			April 30,			April 30,
		2018	2017	% Change	2018	2017	% Change	2018	2017	% Change
Northeast
(unconsolidated joint ventures)	Home	191	52	267.3%	106	12	783.3%	302	67	350.7%
(NJ, PA)	Dollars	$127,529	$28,454	348.2%	$44,791	$4,685	856.1%	$239,418	$34,032	603.5%
	Avg. Price	$667,689	$547,192	22.0%	$422,555	$390,378	8.2%	$792,774	$507,940	56.1%
Mid-Atlantic
(unconsolidated joint ventures)	Home	50	30	66.7%	9	28	(67.9)%	52	42	23.8%
(DE, MD, VA, WV)	Dollars	$40,038	$15,764	154.0%	$8,798	$16,601	(47.0)%	$42,350	$29,252	44.8%
	Avg. Price	$800,760	$525,470	52.4%	$977,555	$592,893	64.9%	$814,422	$696,478	16.9%
Midwest
(unconsolidated joint ventures)	Home	24	27	(11.1)%	20	11	81.8%	31	28	10.7%
(IL, OH)	Dollars	$16,970	$19,992	(15.1)%	$12,275	$8,594	42.8%	$23,413	$20,986	11.6%
	Avg. Price	$707,083	$740,444	(4.5)%	$613,750	$781,272	(21.4)%	$755,280	$749,500	0.8%
Southeast
(unconsolidated joint ventures)	Home	97	75	29.3%	80	66	21.2%	95	97	(2.1)%
(FL, GA, SC)	Dollars	$45,706	$33,745	35.4%	$36,682	$29,390	24.8%	$45,834	$48,077	(4.7)%
	Avg. Price	$471,191	$449,934	4.7%	$458,524	$445,303	3.0%	$482,465	$495,640	(2.7)%
Southwest
(unconsolidated joint ventures)	Home	93	22	322.7%	44	2	2,100.0%	106	27	292.6%
(AZ, TX)	Dollars	$55,347	$15,790	250.5%	$25,170	$1,353	1,760.3%	$63,429	$18,914	235.3%
	Avg. Price	$595,130	$717,723	(17.1)%	$572,042	$676,500	(15.4)%	$598,385	$700,519	(14.6)%
West
(unconsolidated joint ventures)	Home	70	91	(23.1)%	65	128	(49.2)%	50	49	2.0%
(CA)	Dollars	$30,604	$53,872	(43.2)%	$26,679	$90,233	(70.4)%	$22,271	$23,064	(3.4)%
	Avg. Price	$437,200	$592,004	(26.1)%	$410,446	$704,941	(41.8)%	$445,418	$470,694	(5.4)%
Unconsolidated Joint Ventures (2)
	Home	525	297	76.8%	324	247	31.2%	636	310	105.2%
	Dollars	$316,194	$167,617	88.6%	$154,395	$150,856	2.3%	$436,715	$174,325	150.5%
	Avg. Price	$602,276	$564,368	6.7%	$476,529	$610,753	(22.0)%	$686,659	$562,337	22.1%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income (loss) from unconsolidated joint ventures”.